UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): April 15, 2008

HYDRON TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

New York	0-6333	13-1574215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 4400 34th Street N, Suite F,

Saint Petersburg, Florida 33714

(Address of principal executive offices)

(727) 342-5050

(Registrant’s telephone number, including area code)

Copy to:

Robert C. Brighton, Jr., Esq.

Ruden McClosky Smith Schuster & Russell, P.A.

200 East Broward Boulevard

Fort Lauderdale, FL 33301

Phone: (954) 527-2473

Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;

Item 2.03 Creation of a Direct Financial Obligation; and

Item 3.02 Unregistered Sales of Equity Securities.

On April 9, 2008, Hydron Technologies, Inc., a New York corporation (the “Company”), borrowed Forty Thousand Dollars ($40,000) (the “Loan”) from Richard Banakus, the Chairman acting interim President and a director of the Company (the “Lender”).

In connection with the Loan, the Company issued to the Lender a promissory note in the principal amount of Forty Thousand Dollars (the “Note”) providing for the payment of principal and interest in a balloon payment on the earlier of (i) ninety (90) days from the date of April 9, 2008, or (ii) the date of the closing of a transaction with net proceeds payable to the Company from any debt or equity transaction.

In addition, in connection with the Loan, the Lender received a common stock purchase warrant (the “Warrant”) entitling Mr. Banakus to purchase Fifty Thousand (50,000) shares of Common Stock at an exercise price of Eight and Four-Tenths of a Cent ($.084) per share for a five-year period. The Warrant provides that in the event that the Company shall grant “piggy back” registration rights to any other party to cause the Company’s Common Stock or any security exercisable or exchangeable for, or convertible into, shares of Common Stock to be included in a registration statement filed by the Company for sale by any selling shareholder or by the Company, the Company will grant the holders of Warrant similar registration rights.

After issuance of the Warrant, the Company has a total of 19,621,176 shares of Common Stock outstanding plus an additional 10,194,000 shares of Common Stock issuable upon the exercise of options and warrants (including the Warrant). Mr. Banakus beneficially owns 4,114,300 shares of Common Stock comprised of 2,714,300 shares held directly by him and his immediate family and 1,400,000 shares of Common Stock issuable upon the exercise of options and common stock purchase warrants (including the Warrant), representing the beneficial ownership of approximately 19.6% of the Common Stock.

Mr. Banakus is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Company issued the Note and the Warrant without registration under the Securities Act in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act, and with respect to applicable state securities law registration requirements in relation on the preemption from applicable state registration requirements provided under Section 18(a) of the Securities Act.

The Company intends to use the proceeds of the Loan for general working capital purposes.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(d)           Exhibits

Please see the Exhibit Index following the Signature Page for the Exhibits included with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRON TECHNOLOGIES, INC.

	BY:	/s/ DAVID POLLOCK
David Pollock Chief Executive Officer
Dated: April 15, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Note dated April 9, 2008 in the principal amount of $40,000 payable to Richard Banakus.
10.2	Subscription Agreement between Hydron Technologies and Richard Banakus.
10.3	Common Stock Purchase Warrant dated April 9, 2008 in favor of Richard Banakus.